UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 30, 2014
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
The attached press release from our Seiyu business in Japan discusses business strategies and also reflects that approximately 30 non-performing stores in Japan will be closed in the future. While Wal-Mart Stores, Inc. ("Walmart" or the "company") is in the process of reviewing and assessing the anticipated charges associated with these store closures, it currently estimates that charges from the closures in the aggregate will range from approximately $0.04 to $0.05 of diluted earnings per share from continuing operations. It is currently anticipated that these charges will be recorded over the next several quarters, beginning with the company’s fiscal 2015 fourth quarter. The company’s operations in Japan, like its other international operations, other than Canada, consolidate generally using a one-month lag and are based on a calendar year.
Walmart considers the statements above as to the estimated net impact of the charges associated with non-performing store closures discussed above on diluted earnings per share from continuing operations for its fourth quarter fiscal year 2015 and future quarters to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act. These forward-looking statements are subject to certain risks, uncertainties and other factors, including the charges anticipated to be incurred as a result of one or more of such store closures not being incurred or being less than anticipated, the incurrence of unanticipated charges in connection with one or more of such store closures, any immediate benefits of such store closures being other than anticipated and other risks associated with such store closures.

Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1 - A copy of the Press Release referenced pursuant to the foregoing Item 8.01 is included herewith as Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 30, 2014

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Exhibit Name
99.1	Press Release dated October 30, 2014 being filed pursuant to the foregoing Item 8.01

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